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                                                                    Exhibit 99.2


                                CERTIFICATION OF
                     CHIEF FINANCIAL OFFICER OF INVISA, INC.
                          PURSUANT TO 18 U.S.C. ss.1350

         Pursuant to 18 U.S.C. ss.1350 and in connection with the annual report of Invisa, Inc. (the "Company") for the year ended December 31, 2002, I, Edmund
C. King, Chief Financial Officer of the Company, hereby certify that to the best of my knowledge and belief:

1. The Company's 10-KSB for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Company's 10-KSB for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.


/s/  Edmund C. King
---------------------------------------
Edmund C. King, Chief Financial Officer

Date:  June 23, 2003

A signed original of this written statement has been provided to Invisa, Inc. and will be retained by Invisa, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.